Exhibit 99.1

January 30, 2014	For More Information Contact:
Mark D. Curtis, EVP, CFO and Treasurer
(516) 671-4900, Ext. 556

PRESS RELEASE IMMEDIATE
THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES INCREASES IN NET INCOME
FOR THE YEAR AND QUARTER ENDED DECEMBER 31, 2013

Glen Head, New York, January 30, 2014 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported net income and earnings per share for 2013 of $21.3 million and $2.32, respectively, representing increases over the comparable 2012 amounts of 4.4% and 2.2%, respectively.  Dividends per share increased by 6.3% from $.96 for 2012 to $1.02 for 2013.  Returns on average assets and equity for 2013 were .95% and 10.49%, respectively, as compared to .99% and 10.19%, respectively, for 2012.  The credit quality of the Bank’s loan portfolio remains excellent and management continues to take advantage of opportunities to lend in the Bank’s marketplace.

Net income for the fourth quarter of 2013 was $5.2 million, an increase of 2.5% over $5.1 million for the fourth quarter of 2012.  Earnings per share remained unchanged at $.56 in each quarter.

Analysis of 2013 Earnings

Net income for 2013 increased by $907,000 over 2012.  The increase is primarily attributable to an increase in net interest income of $2.4 million, a decrease in the provision for loan losses of $631,000 and an increase in noninterest income (excluding securities gains) of $454,000.  Partially offsetting these items were increases in noninterest expense (excluding debt extinguishment costs) and income tax expense of $2.1 million and $718,000, respectively.  Results for 2012 include a net loss of $338,000 on a deleveraging transaction, comprised of $3.8 million of debt extinguishment costs partially offset by $3.5 million of securities gains.

Intermediate and long-term interest rates moved up significantly in 2013, but they are still relatively low.  In this low rate environment, despite significant growth in the average balances of loans and noninterest-bearing checking deposits, the Bank’s net interest income only increased by $2.4 million, or 4.0%, over 2012.  In addition, net interest margin declined by 16 basis points from 3.34% in 2012 to 3.18% in 2013.  A low interest rate environment negatively impacts net interest income and net interest margin primarily because: (1) the benefit of no cost funding in the form of noninterest-bearing checking deposits and capital is reduced; (2) cash received from payments and prepayments of higher yielding loans and securities is often used to originate or purchase lower yielding loans and securities; (3) the rates on some loans are modified downward, while other loans prepay in full resulting in the immediate writeoff of deferred costs; and (4) prepayment speeds on mortgage securities are elevated, thereby necessitating faster amortization of purchase premiums.

Average interest-earning assets increased by $177.4 million, or 8.9%, when comparing 2013 to 2012.  The increase is primarily attributable to increases in the average balances of loans outstanding of $213.2 million, or 19.9%, as partially offset by a decrease in the average balance of taxable securities of $46.2 million, or 8.5%.  From a yield perspective, the shift from lower yielding taxable securities to better yielding loans resulted in an improvement in the mix of the Bank’s interest-earning assets.  Loan growth, to the extent not funded by the decline in taxable securities, was funded by growth in the average balances of noninterest-bearing checking deposits of $99.9 million, or 21.3%, interest-bearing deposits of $69.8 million, or 6.3%, and short-term borrowings of $30.5 million, or 53.2%.

The Bank’s continued ability to grow loans is attributable to a variety of factors including, among others, competitive pricing, superior customer service, targeted solicitation efforts, advertising campaigns, and broker relationships for both residential and commercial mortgages.  The Bank’s ability to continue to grow deposits is attributable to, among other things, expansion of the Bank’s branch distribution system, targeted solicitation of local commercial businesses and municipalities, new and expanded lending relationships, and the Bank’s positive reputation in its marketplace.

The $631,000 decrease in the provision for loan losses is due to a reduction in historical losses, a change in management’s estimate of the impact of current economic conditions on the required allowance for loan losses and a decrease in net chargeoffs.  The impact of these items in reducing the provision was partially offset by more loan growth in 2013 than 2012 and a smaller decrease in 2013 than 2012 in reserves on loans individually deemed to be impaired.

The 2013 increase in noninterest income (excluding securities gains) of $454,000 is largely attributable to increases in Investment Management Division income of $248,000, or 15.3%, and other noninterest income of $240,000, or 12.6%.  The increase in Investment Management Division income is due to appreciation in the market value of assets under management and new business.  The $240,000 increase in other noninterest income includes increases in debit and credit card fees and mortgage assignment and other loan related fees.

The $2.1 million increase in noninterest expense (excluding debt extinguishment costs) is comprised of increases in salaries of $800,000, or 4.9%, employee benefits expense of $482,000, or 9.6%, occupancy and equipment expense of $404,000, or 5.6%, and other noninterest expense of $374,000, or 4.3%.  The increase in salaries is primarily due to normal annual salary adjustments and additions to staff, as partially offset by a decrease in stock-based compensation expense.  Stock-based compensation expense declined because of a reduction in the estimated number of shares to be issued upon the vesting of restricted stock units and forfeitures of some outstanding awards.  The increase in employee benefits expense is primarily attributable to increases in incentive compensation cost, payroll tax expense and group health insurance expense, as partially offset by a decrease in pension expense.  The increase in occupancy and equipment expense is largely due to increases in general maintenance and repairs expense, snow removal costs, rent expense and the cost of servicing equipment.  The increase in other noninterest expense includes increases in consulting expense and marketing expense and growth-related increases in FDIC insurance expense and the Bank’s OCC assessment.  Management continues to maintain a strong focus on expense control measures and enhancements in operating efficiency.

Analysis of Fourth Quarter 2013 Earnings

Net income for the fourth quarter of 2013 was $5.2 million, an increase of 2.5% over $5.1 million for the same quarter of 2012.  The increase in net income is attributable to increases in net interest income of $1.2 million and noninterest income of $188,000, as largely offset by increases in noninterest expense of $747,000, the provision for loan losses of $437,000 and income tax expense of $104,000.  The changes in net interest income, noninterest income and noninterest expense occurred for substantially the same reasons discussed with respect to the full year periods.  The provision for loan losses increased in the current quarter largely because of more loan growth and a partial chargeoff on a loan transferred to held-for-sale, as partially offset by a decrease during the current quarter in specific reserves on loans individually deemed to be impaired.

Asset Quality

The Bank’s allowance for loan losses to total loans (reserve coverage ratio) was 1.41% at December 31, 2013 compared to 1.62% at year-end 2012.  The $3.0 million provision for loan losses for 2013 is primarily attributable to loan growth and net chargeoffs, as partially offset by a decrease in specific reserves on loans individually deemed to be impaired and a decrease in the reserve coverage ratio.  The reserve coverage ratio decreased due to a reduction in the amount of allowance deemed necessary to properly account for historical losses and current economic conditions.  The $3.6 million provision for loan losses for 2012 was mostly attributable to loan growth and net chargeoffs.

The credit quality of the Bank’s loan portfolio remains excellent, with nonaccrual loans, including a $900,000 loan held-for-sale, amounting to $4.5 million, or .3% of total loans outstanding at December 31, 2013.  The held-for-sale loan was subsequently sold for its carrying value of $900,000.  Additionally, loans past due 30 through 89 days amounted to only $184,000, or .01% of total loans outstanding.  Troubled debt restructurings declined during 2013 amounting to $3.1 million at the end of the year compared to $4.4 million at year-end 2012.  Of the $3.1 million in troubled debt restructurings outstanding at December 31, 2013, which includes a $900,000 loan held-for-sale, $541,000 are performing in accordance with their modified terms and $2.5 million are nonaccrual and included in the aforementioned amount of nonaccrual loans.  The credit quality of the Bank’s securities portfolio also remains excellent.  The Bank’s mortgage securities are backed by mortgages underwritten on conventional terms, with 83% of these securities being full faith and credit obligations of the U.S. government and the balance being obligations of U.S. government sponsored entities.  The remainder of the Bank’s securities portfolio principally consists of high quality, general obligation municipal securities rated AA or better by major rating agencies.  In selecting municipal securities for purchase, the Bank uses credit agency ratings for screening purposes only and then performs its own credit analysis.  On an ongoing basis, the Bank periodically assesses the credit strength of the municipal securities in its portfolio and makes decisions to hold or sell based on such assessments.

Borrowed Funds

Borrowed funds increased by $146.8 million during 2013, with almost all of the increase being attributable to an increase in long-term borrowings. The increase in long-term borrowings resulted from management’s desire to better match the duration of the Bank’s assets and liabilities and thereby hedge against an eventual increase in interest rates.

Capital Ratios and Book Value Per Share

The Corporation’s Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios were 8.62%, 15.77% and 17.02%, respectively, at December 31, 2013.  The strength of the Corporation’s balance sheet from both a capital and asset quality perspective positions the Corporation for continued growth in a measured and disciplined fashion.

Despite net income for 2013 of $21.3 million, book value per share decreased from $22.81 at year-end 2012 to $22.59 at year-end 2013.  The decrease resulted from the increase in intermediate and long-term interest rates during 2013 and a resulting reduction in unrealized gains on available-for-sale securities.  Unrealized gains on available-for-sale securities, net of tax, decreased by $19.9 million from $22.7 million at year-end 2012 to $2.8 million at year-end 2013.  Additionally, without the decrease in unrealized gains on available-for-sale securities, net of tax, return on average equity for 2013 would have been 66 basis points lower.

Key Strategic Initiatives

Key strategic initiatives will continue to include loan and deposit growth through effective relationship management, targeted solicitation efforts, new product offerings and continued expansion of the Bank’s branch distribution system.  Additionally, with respect to loan growth, the Bank recently established a correspondent lending relationship and will continue to develop its existing broker relationships.  All loans originated through correspondent and broker relationships are underwritten by Bank personnel. During 2013, the Bank opened full service branches in Massapequa Park and Sayville, Long Island and expects to open branches in Oceanside and Manhasset, Long Island in the latter part of 2014.  The Bank is continuing to pursue additional sites for future branch expansion.

Challenges We Face

Although intermediate and long-term interest rates are significantly higher than they were at year-end 2012, they are still relatively low and could remain so for the foreseeable future.  In addition, there is significant price competition for loans in the Bank’s marketplace and there is little room for the Bank to further reduce its deposit rates.  The persistence of these factors could result in a decline in net interest margin from its current level.  If that were to occur, and management is unable to offset the resulting negative impact by increasing the volume of the Bank’s interest-earning assets, effecting a favorable change in the mix of the Bank’s interest-earning assets or interest-bearing liabilities, reducing expenses or the employment of other measures, the Bank’s profitability could decline.

Commercial and residential real estate values have been negatively impacted by persistently high levels of unemployment and underemployment, the erosion of household disposable income, foreclosures and commercial vacancies.  Although economic conditions improved somewhat during 2013, these factors still present meaningful threats to the maintenance of loan quality.

The banking industry is currently faced with an ever-increasing number of new and complex regulatory requirements which are putting downward pressure on revenues and upward pressure on required capital levels and the cost of doing business.

BALANCE SHEET INFORMATION
(Unaudited)

	12/31/13	12/31/12
	(in thousands, except share
	and per share data)

Total Assets	$2,399,892	$2,108,290

Loans:
Commercial and industrial	71,818	54,339
Secured by real estate:
Commercial mortgages	716,011	504,368
Residential mortgages	605,343	502,367
Home equity lines	77,581	81,975
Consumer	7,184	4,335
	1,477,937	1,147,384
Allowance for loan losses	(20,848)	(18,624)
	1,457,089	1,128,760
Investment Securities:
State and municipals	384,521	368,768
Pass-through mortgage securities	153,696	88,738
Collateralized mortgage obligations	278,680	404,095
	816,897	861,601
Deposits:
Checking	599,114	528,940
Savings, NOW and money market	917,974	844,583
Time, $100,000 and over	173,379	168,437
Time, other	91,661	91,116
	1,782,128	1,633,076

Borrowed Funds	395,463	248,634

Stockholders' Equity	206,556	205,370

Share and Per Share Data:
Common Shares Outstanding at Period End	9,141,767	9,001,686
Book Value Per Share	$22.59	$22.81
Tangible Book Value Per Share	$22.57	$22.79

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Twelve Months Ended		Three Months Ended
	12/31/13	12/31/12	12/31/13	12/31/12
	(dollars in thousands, except per share data)
Interest and dividend income:
Loans	$51,921	$49,651	$13,919	$12,518
Investment securities:
Taxable	10,164	13,836	2,399	2,734
Nontaxable	12,766	12,742	3,237	3,148
	74,851	76,229	19,555	18,400
Interest expense:
Savings, NOW and money market deposits	2,302	3,393	513	662
Time deposits	5,040	5,803	1,311	1,419
Short-term borrowings	288	195	66	20
Long-term debt	4,734	6,736	1,515	1,373
	12,364	16,127	3,405	3,474
Net interest income	62,487	60,102	16,150	14,926
Provision for loan losses	2,997	3,628	1,162	725
Net interest income after provision for loan losses	59,490	56,474	14,988	14,201

Noninterest income:
Investment Management Division income	1,872	1,624	477	406
Service charges on deposit accounts	3,019	3,053	783	735
Net gains on sales of securities	16	3,613	12	-
Other	2,138	1,898	562	505
	7,045	10,188	1,834	1,646
Noninterest expense:
Salaries	17,160	16,360	4,668	4,247
Employee benefits	5,517	5,035	1,349	1,087
Occupancy and equipment	7,669	7,265	1,825	1,904
Debt extinguishment	-	3,812	-	-
Other	9,154	8,780	2,450	2,307
	39,500	41,252	10,292	9,545

Income before income taxes	27,035	25,410	6,530	6,302
Income tax expense	5,735	5,017	1,355	1,251
Net Income	$21,300	$20,393	$5,175	$5,051

Share and Per Share Data:
Weighted Average Common & Common Equivalent Shares	9,172,150	9,000,767	9,232,363	9,069,257
Basic EPS	$2.34	$2.29	$.57	$.56
Diluted EPS	$2.32	$2.27	$.56	$.56
Cash Dividends Declared	$1.02	$.96	$.26	$.25

FINANCIAL RATIOS
(Unaudited)

ROA	0.95%	0.99%	0.86%	0.97%
ROE	10.49%	10.19%	10.10%	9.72%
Net Interest Margin	3.18%	3.34%	3.09%	3.30%
Dividend Payout Ratio	43.97%	42.29%	46.43%	44.64%

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS
(Unaudited)

	12/31/13		12/31/12
	(dollars in thousands)

Loans, excluding troubled debt restructurings:
Past due 30 through 89 days	$184		$678
Past due 90 days or more and still accruing	-		-
Nonaccrual	1,948		1,668
	2,132		2,346
Troubled debt restructurings:
Performing according to their modified terms	541		1,747
Past due 30 through 89 days	-		206
Past due 90 days or more and still accruing	-		-
Nonaccrual, including loan held-for-sale	2,548		2,430
	3,089		4,383
Total past due, nonaccrual and restructured loans:
Restructured and performing according to their modified terms	541		1,747
Past due 30 through 89 days	184		884
Past due 90 days or more and still accruing	-		-
Nonaccrual	4,496		4,098
	5,221		6,729
Other real estate owned	-		-
	$5,221		$6,729

Allowance for loan losses	$20,848		$18,624
Allowance for loan losses as a percentage of total loans	1.41%		1.62%
Allowance for loan losses as a multiple of nonaccrual loans	4.6	x	4.5	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited)

	Twelve Months Ended December 31,
	2013			2012
	Average	Interest/	Average	Average	Interest/	Average
	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets	(dollars in thousands)
Interest-bearing bank balances	$13,166	$34	.26%	$12,809	$31	.24%
Investment Securities:
Taxable	495,818	10,130	2.04	541,970	13,805	2.55
Nontaxable (1)	376,131	19,342	5.14	366,146	19,306	5.27
Loans (1) (2)	1,286,227	51,940	4.04	1,073,046	49,679	4.63
Total interest-earning assets	2,171,342	81,446	3.75	1,993,971	82,821	4.15
Allowance for loan losses	(19,847)			(18,098)
Net interest-earning assets	2,151,495			1,975,873
Cash and due from banks	28,328			27,476
Premises and equipment, net	24,747			23,334
Other assets	35,569			30,925
	$2,240,139			$2,057,608

Liabilities and Stockholders' Equity
Savings, NOW & money market deposits	$925,044	2,302	.25	$839,143	3,393	.40
Time deposits	253,369	5,040	1.99	269,492	5,803	2.15
Total interest-bearing deposits	1,178,413	7,342	.62	1,108,635	9,196	.83
Short-term borrowings	87,882	288	.33	57,351	195	.34
Long-term debt	184,855	4,734	2.56	200,041	6,736	3.37
Total interest-bearing liabilities	1,451,150	12,364	.85	1,366,027	16,127	1.18
Checking deposits	569,475			469,598
Other liabilities	16,389			21,846
	2,037,014			1,857,471
Stockholders' equity	203,125			200,137
	$2,240,139			$2,057,608

Net interest income (1)		$69,082			$66,694
Net interest spread (1)			2.90%			2.97%
Net interest margin (1)			3.18%			3.34%

(1)
Tax-equivalent basis.  Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to Federal income taxes yielding the same after-tax income.  The tax-equivalent amount of $1.00 of nontaxable income was $1.52 in each period presented based on a Federal income tax rate of 34%.

(2)	For the purpose of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demands for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” sections of Corporation’s filings with the Securities and Exchange Commission.  The forward-looking statements are made as of the date of this report, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s annual report on Form 10-K for the year ended December 31, 2013.  The Form 10-K will be available through the Bank’s website at www.fnbli.com on or about March 17, 2014, after it is electronically filed with the Securities and Exchange Commission (“SEC”).  Our SEC filings are also available on the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the public reference room.